Exhibit 1.1

$440,000,000

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2016-1

$61,800,000 0.68000% Class A-1 Asset Backed Notes

$120,000,000 1.50% Class A-2 Asset Backed Notes

$110,000,000 1.89% Class A-3 Asset Backed Notes

$109,480,000 2.24% Class A-4 Asset Backed Notes

$26,400,000 3.43% Class B Asset Backed Notes

$12,320,000 4.56% Class C Asset Backed Notes

CALIFORNIA REPUBLIC FUNDING, LLC

Depositor

CALIFORNIA REPUBLIC BANK

UNDERWRITING AGREEMENT

March 9, 2016

Credit Suisse Securities (USA) LLC

as Representative of the Underwriters

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

California Republic Funding, LLC, a Delaware limited liability company (the “Depositor”), and California Republic Bank, a California corporation authorized to transact a banking business (the “Bank” and, together with the Depositor, the “Bank Entities”), propose to cause California Republic Auto Receivables Trust 2016-1 (the “Trust”) to issue $61,800,000 aggregate principal amount of 0.68000% Class A-1 Asset Backed Notes (the “Class A-1 Notes”), $120,000,000 aggregate principal amount of 1.50% Class A-2 Asset Backed Notes (the “Class A-2 Notes”), $110,000,000 aggregate principal amount of 1.89% Class A-3 Asset Backed Notes (the “Class A-3 Notes”), $109,480,000 aggregate principal amount of 2.24% Class A-4 Asset Backed Notes (the “Class A-4 Notes”), $26,400,000 aggregate principal amount of 3.43% Class B Asset Backed Notes (the “Class B Notes”) and $12,320,000 aggregate principal amount of 4.56% Class C Asset Backed Notes (the “Class C Notes” and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, the “Notes”). Pursuant to the terms hereof, the Bank Entities agree to sell the Notes to Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc. (the “Underwriters”) in the respective amounts listed on Schedule A hereto. Credit Suisse Securities (USA) LLC will act as representative for the Underwriters, and in such capacity shall herein be referred to as the “Representative.” The Notes will be issued pursuant to an indenture, dated as of March 1, 2016 (the “Indenture”), between the Trust and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”).

The Depositor understands that the Underwriters propose to make a public offering of the Notes as soon as they deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Simultaneously with the issuance and sale of the Notes as contemplated herein, the Trust will issue Asset Backed Certificates (the “Certificates” and, together with the Notes, the “Securities”). The Trust was created upon the filing of a Certificate of Trust on January 27, 2016 and the Certificates will be issued pursuant to an amended and restated trust agreement, dated as of March 1, 2016 (the “Trust Agreement”), between the Depositor and Wilmington Trust, National Association (“Wilmington Trust”), as owner trustee (the “Owner Trustee”). Each Note will represent an obligation of the Trust, each Certificate will represent an undivided beneficial interest in the Trust and the Certificates will be subordinated to the Notes to the extent described in the Indenture and the Trust Agreement.

The assets of the Trust will include, among other things, (i) a pool of motor vehicle retail installment sale contracts and/or installment loans (the “Receivables”), which are secured by new or used automobiles, sport utility vehicles and light-duty trucks financed thereby (the “Financed Vehicles”), (ii) certain monies payable under the Receivables after February 29, 2016, (iii) security interests in the Financed Vehicles, (iv) amounts on deposit in certain accounts, (v) certain rights under a receivables purchase agreement, dated as of March 1, 2016 (the “Receivables Purchase Agreement”), between the Bank and the Depositor, pursuant to which the Bank will sell the Receivables to the Depositor, (vi) certain rights under a sale and servicing agreement, dated as of March 1, 2016 (the “Sale and Servicing Agreement”), among the Trust, the Depositor, the Bank, as servicer (in such capacity, the “Servicer”), and the Indenture Trustee, pursuant to which the Receivables will be sold to the Trust and serviced by the Servicer, and (vii) all proceeds of the foregoing.

The Trust will provide for the review of the Receivables for compliance with representations and warranties made about them in certain circumstances under an asset representations review agreement, dated as of March 1, 2016 (the “Asset Representations Review Agreement”), among the Trust, the Bank and Center Street Finance, LP, as asset representations reviewer (the “Asset Representations Reviewer”).

The Indenture, the Trust Agreement, the administration agreement, dated as of March 1, 2016 (the “Administration Agreement”), among the Trust, the Bank, as administrator, the Owner Trustee and the Indenture Trustee, the Sale and Servicing Agreement, the Receivables Purchase Agreement and the Asset Representations Review Agreement are referred to herein collectively as the “Basic Documents”. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Trust Agreement or Appendix A to the Sale and Servicing Agreement, as the case may be.

Section 1. Representations and Warranties.

(a) Representations and Warranties of the Depositor. The Depositor represents and warrants to the Underwriters as of the date hereof, as of the Time of Sale and as of the Closing Time referred to in Section 2(b) (except to the extent otherwise set forth below), and agrees with the Underwriters as follows:

(i) General. The Depositor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (Registration No. 333-207639) on Form SF-3 under the Securities Act of 1933, as amended (the “Securities Act”), including a form of prospectus, for registration under the Securities Act of the offering and sale of the Notes. Such registration statement has been declared effective by the Commission and no stop order suspending the effectiveness of the registration statement or any post-effective amendment thereto, if any, has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission. Such registration statement, as amended as of the time it became effective (including each deemed effective date and time in accordance with Rule 430D of the rules and regulations of the Commission under the Securities Act (“Rule 430D” and the “Securities Act Regulations”, respectively) (the “Effective Time”)), including all material incorporated by reference therein and all information deemed to be part thereof pursuant to Rule 430D is hereinafter referred to as the “Registration Statement”. The Depositor has filed with the Commission (i) pursuant to Rule 424(h) of the Securities Act Regulations (“Rule 424(h)”), at least three business days before the Time of Sale (as defined below), a Preliminary Prospectus dated March 3, 2016 and filed with the Commission on March 3, 2016, relating to the sale of the Notes (the “Initial Preliminary Prospectus”) and an updated Preliminary Prospectus dated March 3, 2016, and filed with the Commission on March 4, 2016, relating to the sale of the Notes (the “Preliminary Prospectus”) and (ii) pursuant to Rule 433 under the Securities Act a Free Writing Prospectus (as defined below) dated March 3, 2016 (the “Ratings Free Writing Prospectus”). The Depositor will file with the Commission pursuant to Rule 424(b) of the Securities Act Regulations (“Rule 424(b)”), no later than two business days after the Time of Sale, a final prospectus dated as of the date of the Time of Sale relating to the sale of the Notes (the “Prospectus”).

For purposes of this Agreement, “Effective Date” means the date of the Effective Time. The term “Contract of Sale” shall have the meaning given to such term in Rule 159 under the Securities Act Regulations. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the date of the Initial Preliminary Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be, and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the date of the Preliminary Prospectus or the Prospectus, as the case may be, and on or prior to the Closing Time deemed to be incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement the Initial Preliminary Prospectus, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).

(ii) Compliance with Registration Requirements. The Depositor meets the requirements for use of Form SF-3 under the Securities Act and the conditions to the use of a registration statement on Form SF-3 under the Securities Act have been satisfied. At the time the Registration Statement was originally filed, at the earliest time thereafter that the Depositor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Notes, at the date hereof, at the date of the Pricing Free Writing Prospectus (as defined below) and at the date of the Ratings Free Writing Prospectus, the Depositor was not, is not and will not be, an “ineligible issuer”, as defined in Rule 405 of the Securities Act Regulations. The Depositor has paid the registration fee for the Notes in accordance with Rule 456 of the Securities Act Regulations.

(iii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Registration Statement, at the Effective Time complied, as of the Time of Sale complies, and as of the Closing Time will comply, in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act, the Securities Act Regulations, Form SF-3, and the rules and regulations of the Commission under the Trust Indenture Act (the “Trust Indenture Act Regulations”). The Prospectus, when first filed with the Commission, will comply in all material respects with the applicable requirements of the Securities Act, the Securities Act Regulations, Form SF-3, the Trust Indenture Act and the Trust Indenture Act Regulations. The Registration Statement, at the Effective Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Preliminary Prospectus, as of its date, the Ratings Free Writing Prospectus, as of its date, and the Preliminary Prospectus, the Bloomberg screen attached as Schedule B hereto and filed with the Commission as a Free Writing Prospectus (as defined below) (the “Pricing Free Writing Prospectus”), the Ratings Free Writing Prospectus and the Road Show Materials (as defined in Section 6(a)(v)), at 1:01 p.m., New York City time, on March 9, 2016, which is the time when Contracts of Sale with respect to the Notes were first made (the “Time of Sale”), did not, and at the Closing Time will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used herein, the “Time of Sale Information” means the Preliminary Prospectus, the Pricing Free Writing Prospectus, the Ratings Free Writing Prospectus and any Intex CMO Description Information (CDI) meta-language describing the transaction contemplated in the Basic Documents. If, subsequent to the Time of Sale and prior to the Closing Time, such information included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Underwriters terminate existing Contracts of Sale under the guidance of the Commission relating to Rule 159 under the Securities Act Regulations, and enter into new Contracts of Sale with investors in the Notes, then the term “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into such new Contracts of Sale in an amended prospectus approved by the Representative as set forth in Section 3(b), and the term “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into. The Prospectus at its date, at the date of any amendment or supplement thereto and at the Closing Time will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus, any other Time of Sale Information or the Prospectus made in reliance upon and in conformity with the Underwriter Information (as defined in Section 7(a)).

(iv) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”) and, when read together with the other information in the Prospectus, at the Effective Date, at the Time of Sale and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v) No Material Adverse Effect. Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, the other Time of Sale Information and the Prospectus, except as otherwise set forth therein, (i) there has been no Material Adverse Effect with respect to the Depositor and (ii) there have been no transactions entered into by the Depositor, other than those in the ordinary course of business, which are material with respect to the Depositor. As used herein, the term “Material Adverse Effect” means, when used with respect to either Bank Entity, a material adverse change in its condition, financial or otherwise, or in its earnings, business affairs or business prospects, whether or not arising in the ordinary course of business, or in its ability to perform its obligations under this Agreement and each Basic Document to which it is a party.

(vi) Due Organization. The Depositor has been duly formed and is validly existing as a limited liability company under the laws of the State of Delaware, and all filings required at the date hereof under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the “LLC Act”) with respect to the due formation and valid existence of the Depositor as a limited liability company have been made; the Depositor has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Prospectus and to enter into and to perform its obligations under each Basic Document to which the Depositor is a party (collectively, the “Depositor Basic Documents”), this Agreement and the Securities; and the Depositor is duly qualified or registered as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership of property or the conduct of business.

(vii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Depositor.

(viii) Authorization of Depositor Basic Documents. As of the Closing Time, each Depositor Basic Document has been duly authorized, executed and delivered by the Depositor, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of the Depositor, enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(ix) Issuance of the Notes. The Notes have been duly authorized and, at the Closing Time, will have been duly executed and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the forms contemplated by, and entitled to the benefits of, the Indenture.

(x) Issuance of the Certificates. The Certificates have been duly authorized and, at the Closing Time, will have been duly executed and, when authenticated, issued and delivered in the manner provided for in the Trust Agreement, will be validly issued, fully paid, non-assessable and outstanding and will be in the form contemplated by, and entitled to the benefits of, the Trust Agreement.

(xi) Description of the Securities and Basic Documents. The Securities and the Basic Documents conform in all material respects to the descriptions thereof and the statements relating thereto contained in the Preliminary Prospectus and the Prospectus.

(xii) Absence of Defaults and Conflicts. The Depositor is not in violation of its limited liability company agreement or in default in the performance or observance of any Agreement and Instrument (as defined below) with respect to it; and the execution, delivery and performance by the Depositor of the Depositor Basic Documents, this Agreement and the Securities, the consummation of the transactions contemplated herein or therein, in the Preliminary Prospectus or in the Prospectus (including the sale of the Notes to the Underwriters pursuant to the terms of this Agreement and the use of proceeds therefrom as described under the heading “Use of Proceeds” in the Prospectus) and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”) upon any of its property or assets pursuant to the Depositor Basic Documents or its Agreements and Instruments except for

Liens permitted by the Basic Documents, nor will such action result in any violation of the provisions of its limited liability company agreement or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Depositor or any of its assets, properties or operations.

As used herein, a “Repayment Event” means, with respect to either Bank Entity, any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by such Bank Entity and “Agreements and Instruments” means, with respect to either Bank Entity, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such Bank Entity is a party or by which it may be bound, or to which any of its properties, operations or assets is subject.

(xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Depositor, threatened, against or affecting the Depositor which is required to be disclosed in the Preliminary Prospectus or the Prospectus (other than as stated therein), or which is or which might reasonably be expected to result in a Material Adverse Effect with respect to the Depositor or the transactions contemplated by this Agreement or the Basic Documents or the issuance of the Securities; the aggregate of all pending legal or governmental proceedings to which the Depositor is a party or of which any of its properties or assets is the subject that are not described in the Preliminary Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect with respect to the Depositor or materially adversely affect the Noteholders.

(xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein which have not been so described and filed as required.

(xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, governmental authority or agency or any other person is necessary in connection with (A) the issuance of the Securities or the offering and sale of the Notes, (B) the authorization, execution, delivery and performance by the Depositor of the Depositor Basic Documents or this Agreement or (C) the consummation by the Depositor of the transactions contemplated hereby or thereby, except such as have been obtained and are in full force and effect as of the Closing Time.

(xvi) Possession of Licenses and Permits. The Depositor possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; the

Depositor is in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(xvii) Title to Receivables; Payment of Fees. As of the Closing Time, (A) the Bank will sell to the Depositor good and marketable title to the Receivables listed in the Schedule of Receivables, free and clear of any Lien, (B) the Depositor will have good and marketable title to the Receivables, free and clear of any Lien, (C) the Depositor’s assignment and delivery of the Receivables to the Trust will vest in the Trust the good and marketable title purported to be conveyed thereby, (D) the Trust will be the sole owner of each Receivable free and clear of Liens other than the Lien in favor of the Indenture Trustee under the Indenture, (E) the Trust’s Grant of the Collateral to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a perfected security interest therein, subject to no prior Liens, and (F) all taxes, fees and other governmental charges arising in connection with the transactions contemplated by this Agreement and the Basic Documents and with the sale and delivery of the Receivables, including any amendments thereto and assignments and/or endorsements thereof, have been paid by the Bank Entities.

(xviii) Investment Company Act. Neither the Trust nor the Depositor is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Trust will rely on an exemption or exclusion from the definition of “investment company” under Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the Trust. The Trust is structured so as not to constitute a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule”.

(xix) Trust Indenture Act. The Indenture has been duly qualified under the Trust Indenture Act.

(xx) Incorporation of Representations and Warranties. The representations and warranties of the Depositor in each Depositor Basic Document are true and correct in all material respects and are hereby incorporated by reference herein and restated for the benefit of the Underwriters with the same effect as if set forth in full herein.

(xxi) Rule 193. The Depositor has complied with its diligence and disclosure obligations under Rule 193 of the Securities Act Regulations and under Items 1111(a)(7) and 1111(a)(8) of Regulation AB under the Securities Act.

(b) Representations and Warranties of the Bank. The Bank represents and warrants to the Underwriters as of the date hereof, as of the Time of Sale and as of the Closing Time that the representations and warranties of the Depositor set forth in Section 1(a) are true and correct and further represents and warrants to and agrees with the Underwriters as follows:

(i) Due Organization. The Bank has been duly formed and is validly existing as a corporation under the laws of the State of California, authorized to engage in the business of banking and all filings required at the date hereof under the California General Corporation Law with respect to the due formation and valid existence of the Bank as a corporation have been made; the Bank is duly qualified or registered as a corporation to transact business, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; the Bank has the requisite power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under each Basic Document to which it is a party (collectively, the “Bank Basic Documents”) and this Agreement; and the Bank holds all material Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary for the conduct of its business as described in the Preliminary Prospectus and the Prospectus.

(ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Bank.

(iii) Authorization of Bank Basic Documents. As of the Closing Time, each Bank Basic Document has been duly authorized, executed and delivered by the Bank, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iv) Absence of Defaults and Conflicts. The Bank is not in violation of its articles of incorporation or bylaws and the Bank is not in default in the performance or observance of any Agreement and Instrument with respect to it; and the execution, delivery and performance by the Bank of the Bank Basic Documents and this Agreement, the consummation of the transactions contemplated herein or therein, in the Preliminary Prospectus or in the Prospectus and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, a default or Repayment Event under, or result in the creation or imposition of any Lien upon any of its property or assets pursuant to the Bank Basic Documents or its Agreements and Instruments except for Liens permitted by the Basic Documents, nor will such action result in any violation of the provisions of its articles of incorporation or bylaws or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Bank or any of its assets, properties or operations.

(v) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Bank, threatened, against or affecting the Bank which is required to be disclosed in the Preliminary Prospectus or the Prospectus (other than as stated therein) or which is or which might reasonably be expected to result in a Material Adverse Effect with respect to the Bank or the transactions contemplated by this Agreement or the Basic Documents; the aggregate of all pending legal or governmental proceedings to which the Bank is a party or of which any of its properties, operations or assets is the subject which are not described in the Preliminary Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect with respect to the Bank or materially adversely affect the Noteholders.

(vi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, governmental authority or agency or any other person is necessary on the part of or relating to the Bank in connection with (A) the issuance of the Securities or the offering and sale of the Notes, (B) the authorization, execution, delivery and performance by the Bank of the Bank Basic Documents or this Agreement or (C) the consummation by the Bank of the transactions contemplated hereby or thereby, except such as have been obtained and are in full force and effect as of the Closing Time.

(vii) Possession of Licenses and Permits. The Bank possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; the Bank is in compliance with the terms and conditions of all such Governmental Licenses; all of such Governmental Licenses are valid and in full force and effect; and the Bank has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(viii) Title to Receivables; Payment of Fees. As of the Closing Time, (A) the Bank will sell to the Depositor good and marketable title to the Receivables listed in the Schedule of Receivables, free and clear of any Lien, (B) the Depositor will have good and marketable title to the Receivables, free and clear of any Lien, (C) the Depositor’s assignment and delivery of the Receivables to the Trust will vest in the Trust the good and marketable title purported to be conveyed thereby, (D) the Trust will be the sole owner of each Receivable free and clear of Liens other than the Lien in favor of the Indenture Trustee under the Indenture, (E) the Trust’s Grant of the Collateral to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a perfected security interest therein, subject to no prior Liens, and (F) all taxes, fees and other governmental charges arising in connection with the transactions contemplated by this Agreement and the Basic Documents and with the sale and delivery of the Receivables, including any amendments thereto and assignments and/or endorsements thereof, have been paid by the Bank Entities.

(ix) No Material Adverse Effect. Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, the other Time of Sale Information and the Prospectus, (A) there has been no Material Adverse Effect with respect to the Bank and (B) there have been no transactions entered into by the Bank, other than those in the ordinary course of business, which are material with respect to it.

(x) Incorporation of Representations and Warranties. The representations and warranties of the Bank in each Bank Basic Document are true and correct in all material respects and are hereby incorporated by reference herein and restated for the benefit of the Underwriters with the same effect as if set forth in full herein.

(xi) FDIC Rule. The representations and warranties contained in paragraphs (b) and (c) of the Federal Deposit Insurance Corporation (“FDIC”) regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation” set forth in 12 CFR Section 360.6, as amended (the “FDIC Rule”), that are applicable to the transactions contemplated hereby and by the Basic Documents will have been satisfied as of the Closing Time, and either paragraph (d)(3) or (d)(4) of the FDIC Rule applies to such transactions.

(xii) Rule 17g-5 Representation. The Bank has provided a written representation (the “Rule 17g-5 Representation”) to each nationally recognized statistical rating organization hired by the Bank to rate the Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) and a copy of which has been delivered to the Underwriters. The Bank has complied, and has caused the Depositor to comply, with the Rule 17g-5 Representation.

(c) Representations and Warranties of the Bank Entities. The Bank Entities, jointly and severally, represent and warrant to each of the Underwriters as of the date hereof, as of the Time of Sale and as of the Closing Time referred to in Section 2(b) and agree with each of the Underwriters as follows:

(i) The Bank Entities have not engaged any third-party due diligence services providers to provide any “due diligence services” (as defined in Rule 17g-10(d)(1) under the Exchange Act), other than Deloitte & Touche LLP, and the only report generated as a result of such engagement is the Independent Accountants’ Report on Applying Agreed-Upon Procedures, dated March 1, 2016 (the “D&T Report”). A copy of the Form ABS-15G furnished on EDGAR with respect to the D&T Report (the “Form ABS-15G”) was provided to the Underwriters at least one business day prior to the furnishing of such Form ABS-15G on EDGAR. The D&T Report is, as amongst the parties to this Agreement, deemed to have been obtained by the Bank Entities pursuant to Rule 15Ga-2(a) and (b) under the Exchange Act.

(ii) The Bank Entities have timely complied with Rule 15Ga-2 under the Exchange Act.

(iii) To the knowledge of the Bank Entities, Deloitte & Touche LLP has timely complied with Rule 17g-10 under the Exchange Act.

(iv) No portion of the Form ABS-15G contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.

(d) Officer’s Certificates. Any certificate signed by any officer of either of the Bank Entities or any of their respective Affiliates and delivered at the Closing Time to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such Bank Entity or such Affiliate, as the case may be, to the Underwriters as to the matters covered thereby. When used in this Agreement, the term “Affiliate” shall have the meaning assigned by Rule 501(b) of the Securities Act Regulations.

Section 2. Sale and Delivery to the Underwriters; Closing.

(a) Purchase of Notes. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Depositor agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Depositor, the aggregate principal amount of Notes of each class at a purchase price equal to, in the case of (i) the Class A-1 Notes, 99.85000% of the principal amount thereof, (ii) the Class A-2 Notes 99.79133% of the principal amount thereof, (iii) the Class A-3 Notes, 99.74701% of the principal amount thereof, (iv) the Class A-4 Notes, 99.67950% of the principal amount thereof, (v) the Class B Notes, 99.57129% of the principal amount thereof and (vi) the Class C Notes, 99.46807% of the principal amount thereof.

(b) Payment. Payment of the purchase price, and delivery of certificates, for the Notes shall be made at the offices of Sidley Austin LLP, 555 California Street, San Francisco, California 94104, or at such other place as shall be agreed upon by the Representative and the Depositor, at 10:00 a.m. (New York City time) on March 17, 2016, or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Depositor (such date and time of payment and delivery being called the “Closing Time”). Pursuant to Rule 15c6-1(d) of the Exchange Act Regulations, the parties hereto have agreed that the Closing Time will be not less than five business days following the date hereof.

Each class of Notes will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interests of the beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Certificates for the Securities shall be made available for examination by the Underwriters in New York, New York not later than 1:00 p.m. (New York City time) on the business day prior to the Closing Time. Delivery of the Notes shall be made against payment of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Depositor.

Section 3. Agreements of the Depositor. The Depositor (and, with respect to clause (k), the Bank) covenants and agrees with each of the Underwriters as follows:

(a) Compliance with Securities Act Regulations and Commission Requests. The Depositor will comply with the requirements of Rules 424(b), 424(h) and 430D and will notify the Underwriters immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (v) the happening of any event during the period referred to in Section 3(e) which, in the judgment of the Depositor, makes the Registration Statement or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered or made available to a purchaser, not misleading. The Depositor will file the certifications and the Basic Documents necessary to satisfy the conditions for the offering of the Notes under Form SF-3 in the manner and within the time required by the General Instructions to Form SF-3. The Depositor will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Depositor will effect the filing of the Preliminary Prospectus pursuant to Rule 424(h), in the manner and within the time period required by Rule 424(h). The Depositor will effect any required filing of the Pricing Free Writing Prospectus pursuant to Rule 433 in the manner and within the time period required by Rule 433(d). The Depositor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Depositor will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the Preliminary Prospectus or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Depositor will furnish the Underwriters with copies of all such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Depositor has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, a signed copy of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and a signed copy of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement and of each amendment thereto (without exhibits) for the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Offering Documents. The Depositor will deliver to the Underwriters, without charge, as many copies of the Preliminary Prospectus and each related free writing prospectus as the Underwriters may reasonably request, and the Depositor hereby consents to the use of such copies for purposes permitted by the Securities Act. The Depositor will furnish to the Underwriters, without charge, during the period when a prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Depositor will comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations, the Trust Indenture Act and the Trust Indenture Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement, the Basic Documents, the Registration Statement and the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sale of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel to the Depositor, to amend the Registration Statement or amend or supplement the Prospectus in order that the Registration Statement or the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Depositor will promptly prepare and file with the Commission, subject to the review and approval provisions afforded to the Underwriters described in Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, the Depositor will use its best efforts to have such amendment declared effective as soon as practicable and the Depositor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of the Ratings Free Writing Prospectus, the Pricing Free Writing Prospectus or Road Show Materials there occurred or occurs an event or development as a result of which such Ratings Free Writing Prospectus, Pricing Free Writing Prospectus or Road Show Materials conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Depositor will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such materials to eliminate or correct such conflict, untrue statement or omission.

(f) State Securities Law Qualifications. The Depositor will use its best efforts, in cooperation with the Underwriters, in arranging for the registration and qualification of the Notes for offering and sale and the determination of their eligibility for investment, as the case may be, under the laws of such jurisdictions as the Underwriters designate and will continue to assist the Underwriters in maintaining such registrations and qualifications in effect for so long as may be required for the distribution of the Notes and the Depositor will file such consents to service of process or other documents as may be necessary in order to effect such registrations and qualifications; provided, however, that the Depositor shall not be obligated to file any general consent to service of process or to qualify as a foreign limited liability company or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Depositor will also supply the Underwriters with such information as is necessary for the determination of the legality of the offering and sale of the Notes for investment under the laws of such jurisdictions as the Underwriters may reasonably request. The Depositor will promptly advise the Underwriters of the receipt by the Depositor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) Earnings Statement. The Depositor will timely file such reports pursuant to the Exchange Act as are necessary in order to cause the Trust to make generally available to holders of the Notes as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158 under the Securities Act Regulations.

(h) Use of Proceeds. The Depositor shall use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under “Use of Proceeds”.

(i) Reports, Statements and Certificates. So long as any Notes are outstanding, the Depositor shall deliver or cause to be delivered to the Underwriters, as soon as copies become available, copies of (i) each Servicer’s Monthly Certificate delivered to the Trustees pursuant to Section 4.09 of the Sale and Servicing Agreement, (ii) each annual statement of compliance, annual independent certified public accountants’ report and annual opinion of counsel, as soon as such statements, reports and opinions are furnished to the Indenture Trustee or the Owner Trustee, as the case may be, (iii) the Servicer’s report on its assessment of compliance with the minimum servicing criteria and the related attestation report delivered pursuant to the Sale and Servicing Agreement, (iv) each material amendment to any Basic Document, (v) all documents of the Depositor or the Trust distributed to the Noteholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (vi) such other information concerning the Bank Entities, the Trust, the Receivables or the Securities as the Underwriters may reasonably request from time to time.

(j) Reporting Requirements. The Depositor, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(k) Other Securities. For the period beginning on the date of this Agreement and ending 15 days after the Closing Time, unless waived by the Underwriters, none of the Depositor, the Bank or any trust originated, directly or indirectly, by the Depositor or the Bank will offer to sell or sell notes (other than the Notes) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, receivables generated pursuant to fixed-rate motor vehicle installment sale contracts and installment loans.

(l) Rule 17g-5 Representation. The Bank will comply, and will cause the Depositor to comply, with the Rule 17g-5 Representation, other than any breach of the Rule 17g-5 Representation arising from a breach by any Underwriter of the representation, warranty and covenant set forth in Section 6(e)(v).

Section 4. Payment of Expenses.

(a) Expenses. The Bank Entities shall pay all of their own expenses incident to the performance of their respective obligations under this Agreement, including each of the following: (i) the preparation, printing and filing of the Registration Statement, the Prospectus, the Initial Preliminary Prospectus, the Preliminary Prospectus, the other Time of Sale Information, the Road Show Materials, the Form ABS-15G and each amendment or supplement thereto, (ii) the preparation, reproduction and delivery to the Underwriters of this Agreement and the Basic Documents, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters and the Certificates to the Depositor, (iv) the fees and expenses of the counsel, accountants and other advisors of the Bank Entities and their respective Affiliates in connection with the transactions contemplated by this Agreement, (v) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (vi) the printing and delivery to the Underwriters of copies of the Prospectus, the Initial Preliminary Prospectus, the Preliminary Prospectus, the other Time of Sale Information and the Road Show Materials, the Form ABS-15G and any amendments or supplements thereto, (vii) the fees and expenses of the Owner Trustee, the Indenture Trustee and the Asset Representations Reviewer, including the reasonable fees and disbursements of their respective counsel, (viii) the fees and expenses of counsel to the Underwriters, (ix) any fees payable to the Hired NRSROs in connection with the rating of the Notes and (x) the costs and expenses (including any damages or other amounts payable in connection with legal or contractual liability) associated with the breaking of and re-execution of any Contract of Sale made by the Underwriters caused by a breach of the representation contained in Section 1(a)(i) or as otherwise provided in Section 6(g); provided, however, the Underwriters shall have provided notice to the Depositor prior to breaking and re-executing any Contract of Sale.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5(q) or Section 11(a), the Bank Entities shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes are subject to the accuracy of the representations and warranties of each Bank Entity contained in Section 1 and in certificates of any officer of the Bank Entities or any of their respective Affiliates delivered pursuant to the provisions hereof, to the performance by the Bank Entities of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and at the Closing Time no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. Each of the Initial Preliminary Prospectus, the Preliminary Prospectus and the Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rule 424(h) or Rule 424(b), as applicable, any other applicable Securities Act Regulations and Section 3(a). Each of the Pricing Free Writing Prospectus and the Ratings Free Writing Prospectus shall have been filed with the Commission in accordance with Rule 433(d) of the Securities Act Regulations.

(b) Independent Accountants’ Letters. The Underwriters shall have received the D&T Report, in form and substance as previously agreed upon by the Representative and otherwise substantially in the form of the draft to which the Representative has previously agreed and otherwise in form and substance satisfactory to the Representative and its counsel. At the Closing Time, the Underwriters shall have received from Deloitte & Touche LLP two letters, dated as of the date of the Preliminary Prospectus and as of the date of the Prospectus, respectively, in form and substance as previously agreed upon by the Representative and otherwise substantially in the form of the drafts to which the Representative has previously agreed and otherwise in form and substance satisfactory to the Representative and its counsel.

(c) Officer’s Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, the Preliminary Prospectus or the other Time of Sale Information, any Material Adverse Effect with respect to any of the Bank Entities, and the Underwriters shall have received an officer’s certificate, dated as of the Closing Time, of an authorized officer of each Bank Entity to the effect that (A) there has been no such Material Adverse Effect, (B) the representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (C) such Bank Entity has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer’s knowledge, are threatened by the Commission.

(d) Opinion of Counsel for the Bank Entities. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, counsel for the Bank Entities, in form and substance reasonably satisfactory to counsel for the Underwriters with respect to general corporate, enforceability and security interest matters, and a negative assurance letter from Sidley Austin LLP with respect to the Preliminary Prospectus and the Prospectus.

(e) Opinion of Counsel for the Bank Entities Relating to Insolvency Matters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, in form and substance satisfactory to counsel for the Underwriters, regarding the treatment of the transfer of Receivables by the Bank, including that the Basic Documents satisfy the requirements set forth in paragraphs (b) and (c) of the FDIC Rule that are applicable to the transactions contemplated hereby and by the Basic Documents.

(f) Opinion of Special Tax Counsel for the Bank Entities. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, federal income tax counsel for the Bank Entities, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that: (i) the Notes will be characterized as indebtedness for United States federal income tax purposes, (ii) the Trust will be classified as a fixed investment trust for United States federal income tax purposes that is treated as a grantor trust under the Internal Revenue Code and (iii) the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes.

(g) Opinion of Counsel for the Asset Representations Reviewer. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of the Law Offices of Jay E. Reedy, counsel for the Asset Representations Reviewer, in form and substance satisfactory to counsel to the Underwriters.

(h) Opinion of Special Delaware Counsel for the Depositor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Depositor, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

(i) The Depositor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its properties and to conduct its business as described in the Prospectus and to execute, deliver and perform its obligations under this Agreement and the Depositor Basic Documents.

(ii) The Limited Liability Company Agreement of the Depositor, dated as of August 15, 2012 (the “LLC Agreement”), by the Bank, as the sole equity member (the “Member”) of the Depositor, and the special members named therein, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member in accordance with its terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditor’s rights generally and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iii) Under the LLC Act and the LLC Agreement, the Depositor has all necessary limited liability company power and authority to execute and deliver, and to perform its obligations under this Agreement and the Depositor Basic Documents.

(iv) Under the LLC Act and the LLC Agreement, the execution and delivery by the Depositor of this Agreement and the Depositor Basic Documents, and the performance by the Depositor of its obligations hereunder and thereunder (including the sale of the Notes to the Underwriters pursuant to the terms of this Agreement), have been duly authorized by all necessary limited liability company action on the part of the Depositor.

(v) The execution and delivery by the Depositor of this Agreement and the Depositor Basic Documents, and the performance by the Depositor of its obligations hereunder and thereunder (including the sale of the Notes to the Underwriters pursuant to the terms of this Agreement), do not violate (A) any Delaware law, rule or regulation or (B) the LLC Act or the LLC Agreement.

(vi) No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by the Depositor solely in connection with the execution and delivery by the Depositor of this Agreement or the Depositor Basic Documents or the performance by the Depositor of its obligations hereunder or thereunder (including the sale of the Notes to the Underwriters pursuant to the terms of this Agreement).

(i) Opinion of Special Delaware Counsel for the Trust. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Trust, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

(i) The Trust has been duly formed and is validly existing as a statutory trust pursuant to the laws of the State of Delaware, 12 Del. C. §§ 3801, et seq. (the “Statutory Trust Act”), and has the power and authority under the Trust Agreement and the Statutory Trust Act to execute, deliver and perform its obligations under the Basic Documents to which the Trust is a party, to issue the Certificates and the Notes and to grant the Owner Trust Estate to the Indenture Trustee as security for the Notes.

(ii) The Basic Documents to which the Trust is a party have been duly authorized, executed and delivered by the Trust and the Notes have been duly authorized, executed and delivered by the Trust.

(iii) The Trust Agreement constitutes a legal, valid and binding agreement of the Depositor and the Owner Trustee, enforceable against the Depositor and the Owner Trustee in accordance with its terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, liquidation, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditor’s rights generally, to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), applicable public policy regarding indemnification and contribution and the implied covenants of good faith and fair dealing.

(iv) The Certificates have been duly authorized by the Trust and, when executed by the Trust, authenticated by the Owner Trustee and delivered to the Depositor in accordance with the Trust Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

(v) Neither the execution, delivery and performance by the Trust of the Basic Documents to which the Trust is a party, the Certificates or the Notes, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State pursuant to the Trust Agreement and the filing of a financing statement on form UCC-1 with the Secretary of State pursuant to the Indenture.

(vi) Neither the execution, delivery and performance by the Trust of the Basic Documents to which the Trust is a party, the Certificates or the Notes, nor the consummation by the Trust of the transactions contemplated thereby, will conflict with or result in a breach of, or constitute a default under the provisions of the Trust Agreement or any law, rule or regulation of the State of Delaware applicable to the Trust or, to our knowledge without independent investigation, any judgment or order of the State of Delaware applicable to the Trust or its properties or, to such counsel’s knowledge without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which the Trust is a party or by which it is bound.

(vii) Pursuant to Section 3805(b) of the Statutory Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Owner Trust Estate except in accordance with the terms of the Trust Agreement.

(viii) Pursuant to Section 3805(c) of the Statutory Trust Act, except to the extent otherwise provided in the Trust Agreement, a Certificateholder has no interest in specific Trust Property.

(ix) Pursuant to Section 3808(a) and (b) of the Statutory Trust Act, the Trust may not be terminated or revoked by any Certificateholder, and the dissolution, termination or bankruptcy of any Certificateholder shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.

(x) Under the Statutory Trust Act, the Trust is a separate legal entity and, assuming that the Sale and Servicing Agreement conveys good title to the Trust Property to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholders will hold whatever title to the Trust Property as may be conveyed to it from time to time pursuant to the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust Property.

(j) Opinion of Counsel for the Indenture Trustee. At the Closing Time, the Underwriters shall have received the favorable opinions, each dated as of the Closing Time, of in-house counsel for the Indenture Trustee and Dentons US LLP, counsel to the Indenture Trustee, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

(i) The Indenture Trustee has been duly incorporated and is validly existing as a national banking association under the laws of the United States of America.

(ii) The Indenture Trustee, at the time of its execution and delivery of the Indenture, had full power and authority to execute and deliver the Indenture and the Administration Agreement (collectively, the “Indenture Trustee Agreements”) and has full power and authority to perform its obligations thereunder.

(iii) To the best of such counsel’s knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Indenture Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated in the Indenture Trustee Agreements.

(iv) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States or any State was or is required for the execution, delivery or performance by the Indenture Trustee of the Indenture Trustee Agreements.

(v) Each of the Indenture Trustee Agreements has been duly and validly authorized, executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Collateral and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(vi) The Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the terms of the Indenture.

(k) Opinion of Counsel for the Owner Trustee. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., counsel for the Owner Trustee, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

(i) Wilmington Trust is a national banking association validly existing under federal law and has the corporate power and authority to execute, deliver and perform its obligations under the Trust Agreement.

(ii) The Trust Agreement has been duly authorized, executed and delivered by Wilmington Trust.

(iii) Wilmington Trust has duly executed and delivered each Basic Document.

(iv) Neither the execution, delivery and performance by Wilmington Trust of the Trust Agreement nor the execution, delivery and performance by Wilmington Trust of the Basic Documents, will conflict with or result in a breach of, or constitute a default under the organization certificate or bylaws of Wilmington Trust or any law, rule or regulation of the State of Delaware or the federal law of the United States governing the trust powers of Wilmington Trust or, to such counsel’s knowledge, without independent investigation, any judgment or order of any court, administrative agency or tribunal of the State of Delaware or the United States applicable to Wilmington Trust or its properties or, to such counsel’s knowledge, without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which Wilmington Trust is a party or by which it is bound.

(v) No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or authority of the State of Delaware or the United States is required by or with respect to Wilmington Trust for (A) the valid execution, delivery and performance of the Trust Agreement, (B) the valid execution and delivery by Wilmington Trust of the Basic Documents or (C) the validity or enforceability of the Trust Agreement and the Basic Documents.

(vi) To such counsel’s knowledge, without independent investigation, there are no actions, suits or proceedings pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) affecting Wilmington Trust before any court or other government authority of the State of Delaware or the United States which, if adversely determined, would materially and adversely affect the ability of Wilmington Trust to carry out the transactions under the Trust Agreement.

(l) Opinion of Counsel for the Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Morgan, Lewis & Bockius LLP, counsel for the Underwriters, in form and substance satisfactory to the Representative.

(m) Reliance Letters. At the Closing Time, the Underwriters shall have received a reliance letter relating to each legal opinion relating to the transaction contemplated hereby rendered to either Trustee or any rating agency.

(n) Maintenance of Rating. At the Closing Time, the Notes shall have been assigned the ratings indicated in the Ratings Free Writing Prospectus from the Hired NRSROs and the Depositor shall have delivered to the Underwriters a letter dated the Closing Time from each Hired NRSRO, or other evidence satisfactory to the Representative, confirming that the Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or any other securities of the Bank or any of its Affiliates (excluding previously issued ABS notes) by any nationally recognized statistical rating organization, and no such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes or any other securities of the Bank or any of its Affiliates (excluding previously issued ABS notes).

(o) Additional Rating Agency Requirements. The Depositor will, to the extent, if any, that the ratings provided with respect to the Notes by any Hired NRSRO on the Closing Time are conditioned upon the furnishing or the taking of any other actions by the Bank Entities or any of their respective Affiliates, furnish such documents and take, or cause to be taken, all such other actions on or prior to the Closing Time.

(p) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance of the Securities or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Depositor in connection with the foregoing shall be satisfactory in form and substance to counsel for the Underwriters.

(q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Depositor at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8, 10 and 14 shall survive any such termination and remain in full force and effect.

(r) Compliance with Exchange Act. The Bank Entities shall have timely complied with all requirements of Rule 15Ga-2 under the Exchange Act.

Section 6. Written Communications; Communications with Nationally Recognized Statistical Rating Organizations.

(a) The following terms have the specified meanings for purposes of this Agreement:

(i) “Free Writing Prospectus” means and includes any information relating to the Notes disseminated by the Depositor or an Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 of the Securities Act.

(ii) “Prepricing Information” means information relating to the price, pricing speed, benchmark and status of the Notes and the offering thereof.

(iii) “Issuer Information” means (A) the information contained in any Permitted Underwriter Communication (as defined below) to the extent such information is also included in the Initial Preliminary Prospectus, the Preliminary Prospectus (other than Underwriter Information) or the Ratings Free Writing Prospectus, (B) information in the Initial Preliminary Prospectus, the Preliminary Prospectus, other than any Prepricing Information, that is used to calculate or create any Derived Information (as defined in Section 6(e)) and (C) any computer tape in respect of the Notes or the Receivables furnished by the Depositor to the Underwriters.

(iv) “Derived Information” means such written information regarding the Notes as is disseminated by an Underwriter to a potential investor, which information is not any of (A) Issuer Information, (B) Prepricing Information or (C) contained in the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Notes that is disseminated by an Underwriter to a potential investor).

(v) “Road Show Materials” means any written communications constituting a bona fide electronic road show within the meaning of Rule 433(h)(5) of the Securities Act, whether or not required to be filed with the Commission.

(b) Neither the Depositor nor the Bank will disseminate to any potential investor any information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 of the Securities Act, other than the Initial Preliminary Prospectus, the Preliminary Prospectus, the other Time of Sale Information, the Prospectus, the Form ABS-15G or any Road Show Materials approved by the Representative, unless the Depositor has obtained the prior consent of the Representative.

(c) None of the Depositor, the Bank or the Underwriters shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Securities Act Regulations, nor shall the Depositor or the Underwriters disseminate any Permitted Underwriter Communication “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Securities Act.

(d) Each Free Writing Prospectus shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Securities Act:

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-221-1037.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

(e) Each Underwriter, severally and not jointly, represents, warrants, covenants and agrees with the Depositor (and with the Bank with respect to clause (v)) that:

(i) Other than the Initial Preliminary Prospectus, the Preliminary Prospectus and the other Time of Sale Information, the Road Show Materials, the Prospectus and the Form ABS-15G, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Securities Act; provided, however, that an Underwriter (A) may prepare and convey one or more “written communications” (as defined in Rule 405 under the Securities Act) containing no more than, and the Underwriter conveying such information represents that such written communication contains no more than, the following: (1) the information in the Ratings Free Writing Prospectus and the Pricing Free Writing Prospectus or approved in writing by the Depositor, (2) information relating to the class, size, rating, CUSIPS, coupon, yield, spread, closing date, legal maturity, weighted average life, expected final payment date, trade date and payment window of one or more classes of Notes, (3) the Servicer clean up call, (4) the eligibility of the Notes to be purchased by ERISA plans, (5) Prepricing Information, (6) a column or other entry showing the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes and (7) Intex .cdi files that do not contain any Issuer Information other than the Issuer Information included in the Initial Preliminary Prospectus and the Preliminary Prospectus previously filed with the Commission or information derived from any such Issuer Information (each such written communication, a “Permitted Underwriter Communication”); and (B) will be permitted to provide confirmations of sale; provided, however, that an Underwriter has not or may not distribute any information described in subclauses (A)(1) through (A)(7) above that would be “issuer information” as defined in Rule 433 under the Securities Act Regulations other than (x) information that has already been filed with the Commission, (y) preliminary terms of the Notes not required to be filed with the Commission and (z) information relating to the final terms of the Notes required to be filed with the Commission within two days of the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(d)(5)(ii) under the Securities Act.

(ii) In disseminating information to prospective investors, it has complied and will continue to comply fully with the Securities Act Regulations, including but not limited to Rules 164 and 433 and the requirements thereunder for filing and retention of any Free Writing Prospectuses it has used but which are not required to be filed for the required period.

(iii) Prior to entering into any Contract of Sale, it shall convey the Preliminary Prospectus and the Ratings Free Writing Prospectus to the prospective investor. Each Underwriter shall maintain sufficient records to document its conveyance of such information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Securities Act Regulations.

(iv) It shall deliver to the Depositor, not less than one business day prior to the required date of filing thereof, all information included in a Permitted Underwriter Communication used by it and relating to the final terms of the Notes required to be filed with the Commission pursuant to Rule 433(d)(5)(ii) under the Securities Act.

(v) It has not delivered, and will not deliver, any Rating Information to a Hired NRSRO or other nationally recognized statistical rating organization and it has not participated, and will not participate, in any oral communication regarding Rating Information with any Hired NRSRO or other nationally recognized statistical rating organization without giving prior notice to the Bank of such communication. For purposes of this paragraph, “Rating Information” means any information provided to a Hired NRSRO for the purpose of (A) determining the initial credit rating for the Notes, including information about the characteristics of the Receivables, related property and the legal structure of the Notes, and (B) undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the Receivables and related property.

(vi) It has not engaged any third-party to provide “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) with respect to the transactions contemplated by this Agreement, it being understood the Deloitte & Touche LLP has been engaged by the Bank Entities for the purpose of providing the D&T Report.

(f) The Depositor shall file with the Commission, within the applicable period of time required under the Securities Act and the Securities Act Regulations, all information required to be filed in accordance with this Section that the Depositor is required to file under the Securities Act and the Securities Act Regulations. The Depositor shall file with the Commission the final terms of the Notes pursuant to Rule 433(d)(5) of the Securities Act.

(g) If either Bank Entity or any Underwriter determines or becomes aware that any “written communication” (as defined in Rule 405 under the Securities Act) (including without limitation the Preliminary Prospectus) (when considered in conjunction with all information conveyed at the time of the Contract of Sale) made or prepared by either of the Bank Entities or the Underwriters contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, and either the Depositor or an Underwriter has prepared corrective information, with notice to the other parties, the Underwriters shall deliver such information in a manner reasonably acceptable to each of the other parties, to any person with whom a Contract of Sale was entered into based on such written communication, and such information shall provide any such person with the following:

(i) adequate disclosure of the contractual arrangement;

(ii) adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;

(iii) adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

(iv) a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

Any costs or losses incurred in connection with any such termination or reformation shall be subject to Section 4(a).

Section 7. Indemnification.

(a) Indemnification of the Underwriters. Each Bank Entity agrees to jointly and severally indemnify and hold harmless each Underwriter and its directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows, against:

(i) any and all loss, liability, claim, damage and expense whatsoever, as incurred: (A) arising out of any untrue statement or alleged untrue statement of a material fact (1) included in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) included in any Free Writing Prospectus, any Issuer Information, the Initial Preliminary Prospectus, the Preliminary Prospectus or any other Time of Sale Information, the Road Show Materials, the Form ABS-15G or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) caused by any untrue statement or alleged untrue statement of a material fact contained in a Permitted Underwriter Communication or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that this subsection (B) shall only apply to untrue statements, alleged untrue statements, omissions and alleged omissions that result from or are based upon errors or omissions in the Issuer Information;

(ii) any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d)) any such settlement is effected with the written consent of the Bank Entities; and

(iii) any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Depositor by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), the Preliminary Prospectus or any other Time of Sale Information, or any Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished to the Depositor by the Underwriters through the Representative consists of the following information under the caption “Underwriting” in the Prospectus, the (1) selling concessions and reallowance figures appearing in the table and (2) information in the fourth paragraph (which paragraph immediately follows the table) under such caption insofar as it relates to market-making transactions ((1) and (2), collectively, the “Underwriter Information”).

The remedies provided for in this subsection are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(b) Indemnification of the Bank Entities. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Bank Entities and their respective directors, officers, employees and agents and each person, if any, who controls either Bank Entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section

7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of material facts made in (A) the Registration Statement (or any amendment thereto), the Preliminary Prospectus or any other Time of Sale Information, the Ratings Free Writing Prospectus, the Road Show Materials or the Prospectus (or any amendment or supplement thereto) to the extent, but only to the extent, that such untrue statement or omission, or alleged untrue statement or omission, was made in reliance upon and in conformity with the Underwriter Information and (B) any Derived Information of the Underwriters that does not result from an error or omission in the Registration Statement, the Preliminary Prospectus, any Free Writing Prospectus, the Road Show Materials, any Issuer Information or the Prospectus (unless such error or omission is in the Underwriter Information).

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder. If any such proceeding shall be brought or asserted against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others entitled to indemnification or contribution pursuant to this Agreement that the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of parties indemnified pursuant to Section 7(a), counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 7(b), counsel to the indemnified parties shall be selected by the Bank Entities. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section, the indemnifying party shall be liable for any settlement or any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 8. Contribution. If the indemnification provided for in Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank Entities on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions or circumstances which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The obligations of the Bank Entities under this Section shall be joint and several.

The relative benefits received by the Bank Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the sale of the Notes (before deducting expenses) received by the Depositor and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate initial public offering prices of the Notes. The relative fault of the Bank Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Bank Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Bank Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in respect of the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. Each Underwriter’s obligations to contribute pursuant to this Section are subject to the preceding sentence, in proportion to the principal amount of Notes set forth opposite their respective names in Schedule A.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section are not exclusive and shall not limit any rights or remedies that otherwise may be available to any indemnified party at law or in equity.

For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters, and each person, if any, who controls the Bank Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Bank Entities.

Section 9. Default of Underwriters. If any one or more Underwriters fails to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the amount of Notes set forth opposite their names in Schedule A bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that if the aggregate amount of Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the aggregate principal amount of Notes, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Time shall be postponed for such period, not to exceed seven days, as the remaining Underwriters shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of any liability for damages occasioned by its default hereunder.

Section 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement (including, without limitation, Sections 7 and 8) or in officer’s certificates of the Bank Entities and their respective Affiliates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of the Underwriters or any controlling person, or by or on behalf of the Bank Entities and their respective Affiliates, and shall survive delivery of the Notes to the Underwriters.

Section 11. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Depositor, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, the Preliminary Prospectus or the other Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of either Bank Entity, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to acquire the Notes, (iii) if trading in any securities of either Bank Entity or any of their respective Affiliates has been suspended or materially limited by the Commission or if trading generally on the American Stock Exchange, the New York Stock Exchange or the NASDAQ National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearing services in the United States or (v) if a banking moratorium has been declared by either federal, New York or California authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4; provided, however, that Sections 1, 7, 8, 10 and 14 shall survive such termination and remain in full force and effect.

Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to (i) Credit Suisse Securities (USA) LLC shall be directed to it at Eleven Madison Avenue, New York, New York 10010, Attention: Asset Finance; (ii) J.P. Morgan Securities LLC shall be directed to it at 383 Madison Avenue, 31st Floor, New York, NY 10179 Attention: ABS Syndicate & Trading; and (iii) notices to either Bank Entity shall be directed to the respective entity at 18400 Von Karman, 11th Floor, Irvine, California 92612, Attention: Kathy Kato.

Section 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Bank Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Bank Entities and their respective successors and the controlling persons, directors and officers referred to in Sections 7 and 8 and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Bank Entities and their respective successors, and the controlling persons, directors and officers referred to in Sections 7 and 8 and their heirs and legal representatives and for the benefit of no other person, firm or corporation. No purchaser of Notes from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

Section 14. Miscellaneous.

(a) Fiduciary Duties. Each of the Bank Entities, on behalf of itself and its respective Affiliates, hereby acknowledges that in connection with the offering of the Notes and the transactions related thereto, as contemplated herein and in the other Basic Documents, and the discussions and negotiations of the purchase price thereof set forth in this Agreement: (i) the Underwriters have acted at arms’ length, is not an agent of or advisor to, and owes no fiduciary duties to, any of the Trust, the Bank Entities or any other Person, (ii) the Underwriters owe the Trust and the Bank Entities only those contractual duties as are set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of any of the Trust and the Bank Entities. Each of the Trust and the Bank Entities hereby waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes and the transactions related thereto, as contemplated herein and in the other Basic Documents, including the discussions and negotiations of the purchase price thereof set forth in this Agreement.

(b) Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Depositor (and each employee, representative or other agent of the Depositor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Depositor relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

Section 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS AND EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN, AND APPELLATE COURTS FROM ANY THEREOF IN RESPECT OF ANY CLAIM, DISPUTE OR DIFFERENCE ARISING OUT OF OR IN CONNECTION WITH THIS LETTER. EACH OF THE PARTIES HEREBY

IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE ACTIONS OF THE UNDERSIGNED IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Bank, the Depositor and the Underwriters in accordance with its terms.

Very truly yours,

CALIFORNIA REPUBLIC FUNDING, LLC, as Depositor

By:	/s/ Mark Olson
Name: Mark Olson
Title: CFO

CALIFORNIA REPUBLIC BANK

By:	/s/ Jon Wilcox
Name: Jon Wilcox
Title: CEO

CONFIRMED AND ACCEPTED,

as of the date first written above:

CREDIT SUISSE SECURITIES (USA) LLC,

on behalf of itself and as Representative of the

Underwriters

By:	/s/ Jon-Claude Zucconi
Name: Jon-Claude Zucconi Title: Managing Director

Underwriting Agreement

SCHEDULE A

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes	Class C Notes
Credit Suisse Securities (USA) LLC	$40,170,000	$78,000,000	$71,500,000	$71,162,000	$17,160,000	$8,008,000
J.P. Morgan Securities LLC	$18,540,000	$36,000,000	$33,000,000	$32,844,000	$7,920,000	$3,696,000
Citigroup Global Markets Inc.	$3,090,000	$6,000,000	$5,500,000	$5,474,000	$1,320,000	$616,000
Total	$61,800,000	$120,000,000	$110,000,000	$109,480,000	$26,400,000	$12,320,000

SA-1

SCHEDULE B

PRICING FREE WRITING PROSPECTUS

[SEE NEXT PAGE]

SB-1

Free Writing Prospectus

Filed Pursuant to Rule 433

Dated March 9, 2016

Registration Statement No. 333-207639-01

NEW ISSUE:	$440mm California Republic Bank (CRART) 2016-1 Prime Auto

JOINT BOOKRUNNERS:	CREDIT SUISSE, JP MORGAN	PUBLIC/SEC REGISTERED
CO-MANAGER:	CITI

CLS	$AMT-MM	WAL	S&P	DBRS	L.FIN	BNCH	SPD	YLD%	CPN%	$PX
A-1	61.800	0.24	A-1+(sf)	R-1(high)(sf)	03/15/2017	IntL		0.680	0.68000	100.00000
A-2	120.000	0.95	AAA(sf)	AAA(sf)	12/17/2018	EDSF	+70	1.514	1.50	99.99133
A-3	110.000	2.00	AAA(sf)	AAA(sf)	05/15/2020	IntS	+95	1.899	1.89	99.99701
A-4	109.480	3.30	AAA(sf)	AAA(sf)	10/15/2021	IntS	+115	2.257	2.24	99.97950
B	26.400	4.24	A(sf)	A(sf)	02/15/2022	IntS	+225	3.462	3.43	99.97129
C	12.320	4.24	BBB(sf)	BBB(sf)	12/15/2022	IntS	+340	4.612	4.56	99.96807

EXPECTED SETTLE	March 17, 2016
FIRST PMT DATE	April 15, 2016
PRICING SPEED	1.30% ABS TO 10% CALL
REGISTRATION	PUBLIC/SEC REGISTERED
ERISA ELIGIBLE	YES
MIN DENOMS	$1,000 X $1,000
BLOOMBERG TICKER	CRART 2016-1
BILL & DELIVER	CREDIT SUISSE

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuer have filed with the SEC for more complete information about the depositor, the issuer, and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, the underwriters or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll free 1-800-221-1037. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus, if any, relating to these securities prior to the time of your commitment to purchase.